Exhibit 99.1

*** NEWS RELEASE ***

TO:	All Area News Agencies

FROM:	First Commonwealth
Financial Corporation

DATE:	July 23, 2009

First Commonwealth Reschedules Earnings Release and Conference Call

INDIANA, PA., July 23, 2009 – First Commonwealth Financial Corporation (NYSE: FCF) announced that it has rescheduled its second quarter 2009 earnings release and conference call, previously scheduled for 2:00 p.m. (ET) on July 23, 2009.

The earnings release has been rescheduled to allow time for the company to complete its analysis of the allowance for loan losses as of June 30, 2009.

John J. Dolan, President and CEO of First Commonwealth Financial Corporation, stated, “Like many banks, our commercial borrowers are experiencing financial strain as a result of the steep and sustained economic downturn. During the second quarter, evidence of this strain has prompted us to complete a special review of our largest commercial relationships and commercial real estate development credits. We are taking the extra precaution to evaluate the impact of the economic conditions on the allowance for loan losses.”

The earnings release and conference call have been rescheduled for Monday, July 27, 2009. The company will also release its dividend announcement at that time. The earnings and dividend announcements will be released prior to the opening of the New York Stock Exchange followed by the conference call at 2:00 p.m. (ET).

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $6.4 billion bank holding company headquartered in Indiana, Pennsylvania. It operates 115 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

CONTACT: First Commonwealth Financial Corporation

Investor Relations: Edward J. Lipkus III, Executive Vice President and Chief Financial Officer 724-349-7220

Media: Susie Barbour, Communications & Media Relations Supervisor 724-463-5618

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